Exhibit 10.37
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
SECOND NOTES AMENDMENT AND WAIVER AGREEMENT
     This Second Notes Amendment and Waiver Agreement (the “Agreement”) is entered into as of May 2, 2005, among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (“Bookham plc”), Bookham, Inc., a Delaware corporation (“Bookham, Inc.” and, together with Bookham plc and its other subsidiaries whose names appear on the signature pages hereto, the “Bookham Parties”), Nortel Networks UK Limited (“NNUKL”), Nortel Networks Corporation (“Nortel Networks”) and Nortel Networks Limited, a Canadian corporation (“NNL”).
     WHEREAS, the parties to this Agreement are parties to a Restructuring Agreement (the “Restructuring Agreement”), dated as of December 2, 2004;
     WHEREAS, Bookham plc has issued to NNUKL an amended and restated Series B-1 Senior Secured Note due November 8, 2006 in an original principal amount of $30,000,000.00 (as amended, supplemented or modified from time to time in writing, the “Series B-1 Note”);
     WHEREAS, Bookham, Inc. has issued to NNUKL an amended and restated Series A-1 Senior Secured Note due November 8, 2007 in an original principal amount of $20,000,000.00 (as amended, supplemented or modified from time to time in writing, the “Series A-2 Note”, together with the Series B-1 Note, the “Notes”);
     WHEREAS, Bookham plc has entered into the Optical Components Supply Agreement with NNL, effective as of November 8, 2002, as amended by the Addendum to Optical Components Supply Agreement dated as of February 7, 2005 (the “Addendum”) between NNL and Bookham plc (as amended, supplemented or modified from time to time in writing, the “Supply Agreement”);
     WHEREAS, Bookham, Inc. and certain of its subsidiaries and NNUKL are parties to an Amended and Restated U.S. Security Agreement, dated as of December 2, 2004 (as amended, supplemented or modified from time to time in writing, the “U.S. Security Agreement”);
     WHEREAS, Bookham, Inc. and certain of its subsidiaries and Nortel Networks and certain of its subsidiaries have entered into certain amendment and waiver agreements, certain security agreements and other agreements and delivered certain other documents in connection with the foregoing (all such agreements and documents as amended, supplemented or modified from time to time in writing, and together with the U.S. Security Agreement, the Notes and the Restructuring Agreement, the “Senior Note Documents”);

     WHEREAS, Bookham, Inc. and the other Bookham Parties and NNUKL desire to further amend the Notes as set forth herein;
     WHEREAS, the Bookham Parties have requested that NNUKL agree to waive certain provisions of the Notes pursuant to the terms and subject to the conditions set forth herein;
     WHEREAS, the Bookham Parties have requested that NNL amend certain provisions of the Supply Agreement pursuant to the terms and subject to the conditions set forth in the Supply Agreement Addendum substantially in the form set forth in Exhibit A (the “Supply Agreement Addendum”); and
     WHEREAS, in consideration of the foregoing, the parties desire to amend the U.S. Security Agreement and certain of the Senior Note Documents and enter into certain other security agreements (i) to provide that the collateral pledged to secure the obligations under the Notes shall also be pledged to secure the obligations of Bookham plc and certain of its Subsidiaries under the Supply Agreement and (ii) to cause Bookham, Inc. and its subsidiaries to pledge certain additional assets to secure the various obligations of Bookham, Inc., Bookham plc and the guarantors under each of the Series B-1 Note, the Series A-2 Note and the Supply Agreement (such amendments and additional security documents as further described in Section 5(b) through 5(e) hereof, the “Additional Security Documents”).
     NOW THEREFORE, in consideration of the mutual premises hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. The following terms used herein shall have the meaning set forth below:
          (i) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. A person shall be deemed to control another Person if the first Person possesses, directly or indirectly, the power (i) to vote 5% or more of the equity interests having ordinary voting power for the election of directors (or comparable governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, none of Nortel Networks, NNUKL or NNL or any of their respective Subsidiaries shall be deemed to be an “Affiliate” of any Bookham Party or any of their respective Subsidiaries.
          (ii) “Bankruptcy Event” means, with respect to any Person, any of the following events (a) such Person commences a case or other proceeding under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or conservatorship, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking the appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (b) the commencement against such Person of any such case or proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) that is not dismissed, discharged or bonded within 60 days after commencement; (c) the adjudication of such Person as insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; (d) such Person suffers any appointment of any custodian, trustee, receiver, receiver-manager or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) a warrant of attachment (to the extent such warrant of attachment does not constitute an attachment in aid of jurisdiction or other similar pre-judgment remedy, and Nortel and its Affiliates are satisfied in their reasonable judgment that such attachment does not affect the perfection or priority of any security interest in the name of NNUKL as security agent in such property or in any material respect the rights or remedies of Nortel and its Affiliates therein), execution or similar process shall have been issued against any substantial part of such Person’s property if the property, plant and equipment of such Person subject to such warrant or writ at the time of such issue has an aggregate fair market value greater than or equal to $500,000 and is not discharged or stayed within 60 days; (f) such Person makes a general assignment for the benefit of creditors; (g) such Person fails to pay or states that it is unable to pay or is unable to pay, its debts generally as they become due; (h) such Person calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (i) such Person, by any act or failure to act, indicates its consent to, approval of or acquiescence of any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
          (iii) “Change of Control” means (A) the failure of Bookham Inc. to own, directly or indirectly, 100% of the voting stock or other ownership interest in (i) Bookham plc or (ii) any of its Subsidiaries that sell Products (as defined in the Supply Agreement) to Nortel or its Affiliates or any contract manufacturer designated by Nortel or its Affiliates or (B) any of the following with respect to Bookham Inc. or Bookham Technology plc: any (i) merger, consolidation, share exchange or other similar transaction, unless Bookham Inc. or Bookham Technology plc, as the case may be, is the surviving party, provided that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, (ii) sale, transfer, exchange or other disposition of all or substantially all of its assets in a single transaction or series of related transactions, (iii) consummation of a tender offer or exchange offer for a majority of the outstanding voting securities of such entity; (iv) issuance of that number of voting securities of such entity that would, after such issuance, constitute a majority of the outstanding voting securities of such entity; (v) any Person or group of Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their having the power to direct or cause the direction, directly or indirectly, of the management or policies of such Bookham Party, whether through the ownership of voting securities, through ability to exercise voting power, by contract or otherwise; or (vi) with respect to Bookham, Inc., (a) any Person or two or more Persons (other than the Permitted Holders) acting as a group (as defined in Section 13d-3 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of

35% or more of the outstanding shares of voting stock of Bookham, Inc.; or (b) individuals who, as of the Reference Date, constitute the Board of Directors of Bookham, Inc. (the “Bookham Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Bookham, Inc.; provided, however, that any individual becoming a director of Bookham, Inc. subsequent to the Reference Date whose election, or nomination for election by Bookham, Inc.’s shareholders was approved by a vote of at least a majority of the directors then comprising the Bookham Incumbent Board shall be considered as though such individual were a member of the Bookham Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of Bookham, Inc.
          (iv) “Expiration Event” has the meaning set forth in Section 4 hereof.
          (v) “Indebtedness” means any obligation in respect of (i) borrowed money (excluding intercompany loans), (ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit, (vi) indemnity obligations or performance bonds and (vii) any obligation owed for all or any part of the deferred purchase price of property or services (other than accounts payable in the ordinary course of business payable on terms customary in the trade and not past due).
          (vi) “Permitted Holder” means, with respect to any Person, any holder of more than 5% of the total outstanding shares of stock or other ownership interests in such Person on the Reference Date.
          (vii) “Person” means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.
          (viii) “Reference Date” means April 1, 2005.
          (ix) “Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
     2. Amendment; Waiver; Further Actions. (a) Contemporaneously with the execution and delivery of this Agreement, NNUKL hereby:
(i)	waives the application of Section 4(a) and 4(b) of the Series B-1 Note until the earlier of the twelve-month anniversary of the date hereof and the occurrence of an Expiration Event; except that if the Net Proceeds (as defined in the Series B-1 Note) of the Qualified Financings (as defined in the Series B-1 Note) during such period exceed $75,000,000 in the aggregate (the “Excess Net Proceeds”), the Borrower (as defined in the Series B-1 Note) shall within one (1) Business Day of the consummation of the relevant Qualified Financing prepay in cash on a pro rata basis by wire transfer of immediately available funds the outstanding obligations of the Series B-1 Note in an amount equal to (a) 40% of the Net Proceeds of any such Qualified Financings to the extent such Net Proceeds constitute all or part of the Excess Net Proceeds less than the Threshold Net Proceeds (as defined in the Series A-2 Note) and (b) 100% of the Threshold Net Proceeds (as defined in the Series A-2 Note); and provided that the Borrower shall not use the Net Proceeds of any Qualified Financings to retire, redeem, prepay or repay any other Indebtedness of the Borrower (other than scheduled principal and interest payments on Indebtedness in existence on the date hereof as set forth in Schedule 3(d) hereto and any renewals, extensions or refinancings of such Indebtedness (provided that, with respect to any such renewal, extension or refinancing (a) the terms and conditions thereof are no less favorable to the obligor thereon or to NNUKL than the Indebtedness being renewed, refinanced or extended, (b) the average life to maturity thereof is greater than or equal to that of the Indebtedness being renewed, refinanced or extended and (c) such renewal, extension or refinancing does not increase the principal amount of such Indebtedness), but shall instead use such Net Proceeds (except for any Net Proceeds applied to repay the Series B-1 Note as described above) for working capital purposes in the ordinary course of business; and
(ii)	waives the application of Section 4(a) of the Series A-2 Note until the earlier of the repayment in full of the Series B-1 Note, the twelve-month anniversary of the date hereof and the occurrence of an Expiration Event (as defined herein); provided that the Borrower (as defined in the Series A-2 Note) shall not be required to apply Threshold Net Proceeds (as defined in the Series A-2 Note) to prepay the outstanding obligations under the Series A-2 Note to the extent that such Threshold Net Proceeds have already been applied to prepay the outstanding obligations under the Series B-1 Note pursuant to clause (i) above.
               Except as specifically waived hereby, each of the Notes shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference thereto shall mean any such document, as applicable, as modified hereby.
               (b) Contemporaneously with the execution and delivery of this Agreement, NNUKL, Bookham, Inc. and the other Bookham Parties agree that the Notes are amended as follows:

(i)	Section 7(d) of each of the Notes shall be deleted in its entirety and replaced with the following:

“(d) Neither the Borrower nor any Guarantor shall distribute, sell, assign, transfer or otherwise dispose of any Collateral without the prior written consent of the Holder while the Guaranteed Obligations are outstanding, except for (i) the disposition of equipment having a fair market value not to exceed $[**] in the aggregate and (ii) the sale of the Swindon Property; provided that with respect to clause (ii), (x) no Event of Default under the Notes or Supply Agreement Event of Default shall have occurred and be continuing at the time of such sale and Nortel shall have received a certificate signed by the chief executive officer or chief financial officer of the Borrower stating that no Event of Default under the Notes or Supply Agreement Event of Default has occurred and is continuing at the time of such sale and (y) the Borrower shall use the Net Proceeds of such sale for working capital purposes in the ordinary course of business.”

(ii)	The following new subsection (x) shall be inserted at the end of Section 9(a) of each of the Notes:

“(x) a Supply Agreement Event of Default occurs under the Supply Agreement.”

(iii)	The following new subsection (c) shall be inserted at the end of Section 9 of each of the Notes:

“(c) If an Event of Default has occurred and is continuing, the Holder is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without prior notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any amount due and owing by the Holder or any of its Affiliates or their designees to or for the account of the Borrower or any of its Affiliates (including any amounts that have been invoiced to the Holder or any of its Affiliates or their designees by the Borrower or any of its Affiliates), as the case may be, pursuant to the Supply Agreement or any Related Supply Agreement (whether such amounts are owed by the Holder or its Affiliates directly or indirectly or was originally owing by the Holder or its Affiliates or has subsequently been assumed by the Holder or its Affiliates) against any Guaranteed Obligations of the Borrower due and payable to the Holder under this Note (whether at stated maturity, by acceleration or otherwise; provided that for purposes of this section, the Guaranteed Obligations shall be deemed to be automatically due and payable upon the occurrence of a Bankruptcy Event under Section 9(a)(v) of this Note), regardless of whether any such amount is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether the Holder shall have made any demand for payment under this Note. The Holder agrees to promptly notify the Borrower after any such setoff and application made by the Holder or its Affiliates; provided that any failure to give such notice shall not affect the validity of such setoff or application. The rights of the Holder under this section are in addition to any other rights and remedies which the Holder may have.”
(iv)	The following new defined terms shall be inserted in alphabetical order in Section 16 of each of the Notes:

““Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. A person shall be deemed to control another Person if the first Person possesses, directly or indirectly, the power (i) to vote 5% or more of the equity interests having ordinary voting power for the election of directors (or comparable governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Note, none of the Lender, Nortel, Nortel Networks Corporation or any of their respective Subsidiaries shall be deemed to be an “Affiliate” of the Borrower, Bookham, Inc., the Supplier or any of their respective Subsidiaries.”

““Nortel” has the meaning set forth in the Supply Agreement.”

““Related Supply Agreement” means any agreement in writing entered into between Supplier or any of its Affiliates and any contract manufacturer designated by Nortel or its Affiliates in connection with the Supply Agreement for the purpose of purchasing products for or on behalf of Nortel or its Affiliates from Supplier or its Affiliates.

““Second Addendum” means the Addendum to Optical Components Supply Agreement dated as of April 1, 2005 between Nortel Networks Limited, a Canadian corporation, and Bookham Technology plc that amends and supplements the Supply Agreement.”

““Supplier” has the meaning set forth in the Supply Agreement.”

““Supply Agreement Event of Default” shall mean an “Event of Default” as defined in the Second Addendum.

““Swindon Property” has the meaning set forth in that certain Debenture dated as of May 2, 2005 among Nortel Networks UK Limited, Nortel Networks Limited and the other secured parties named therein, as the Secured Parties, and Bookham Technology plc, Bookham, Inc. and certain of their respective Subsidiaries as the Chargors.”

(v)	The definition of “Security Agreements” in Section 16 of each of the Notes shall be deleted in its entirety and replaced with the following:

““Security Agreements” means the “Security Agreements” as defined in the Acquisition Agreement, and any additional Security Agreements contemplated by the Restructuring Agreement and any amendments, restatements, modifications or supplements to any of the foregoing that are in writing.”
                    (c) Each of the Bookham Parties hereby acknowledges and agrees that the products ordered by any designated contract manufacturer on behalf of NNL or its Affiliates from time to time pursuant to the Supply Agreement or any other agreement entered into between Bookham plc or any of its Affiliates and any contract manufacturer designated by NNL or its Affiliates (“Contract Manufacturers”) for the purpose of purchasing products for or on behalf of NNL or its Affiliates (“Related Supply Agreements”) are for the benefit of NNL and its Affiliates and that the value provided to Bookham by way of price increases and other amendments set forth in the Supply Agreement Amendment is being given directly or indirectly by NNL and its Affiliates. Each of the Bookham Parties further acknowledges and agrees that each of NNL and its Affiliates shall enjoy the rights of a third party beneficiary under any Related Supply Agreement between Bookham plc or its Affiliates and any designated Contract Manufacturer. Each Bookham Party acknowledges that NNL and its Affiliates are relying upon Bookham plc to produce and ship products to NNL’s designated Contract Manufacturers according to the terms of the Supply Agreement and/or Related Supply Agreements and that upon any failure by Bookham plc or its respective Affiliates to deliver products to the designated Contract Manufacturers or otherwise perform under the Supply Agreement or any Related Supply Agreement (except as may be provided in such documents), NNL and its Affiliates, as the case may be, shall have a claim for damages against Bookham plc and its Affiliates, as the case may be, for breach of contract or otherwise (except as may be provided in such documents).
                    (d) Each of the Bookham Parties (A) agrees that, from the date hereof, all references to the Notes or the Supply Agreement contained in the U.S. Security Agreement and the other Senior Note Documents and any filing or other documents contemplated thereby shall mean the Notes or Supply Agreement, as the case may be, as hereby amended and (B) agrees, and agrees to cause its respective affiliates to, promptly execute and deliver any and all further agreements, instruments and other documents, and to take any and all other actions, reasonably requested by NNUKL and Nortel Networks to effect the purposes of this Agreement, including without limitation, executing and delivering amended and restated notes, security agreements, deeds, mortgages, filings and other documents.
          3. Representations and Warranties. The Bookham Parties hereby jointly represent and warrant to NNUKL and Nortel Networks as follows:
                    (a) Each Bookham Party is a corporation or legal entity duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and is in good standing (if and to the extent such term is recognized in the relevant jurisdiction) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not reasonably be expected to result in damages to the Bookham Parties of more than $1,000,000 in the aggregate.
                    (b) Each Bookham Party has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and the requisite corporate power and authority to enter into and perform this Agreement and all other agreements and documents contemplated in clauses (b) through (f) of Section 5 hereof (together, the “Additional Documents”) and to carry out the transactions contemplated by this Agreement and the Additional Documents.
                    (c) This Agreement has been, and the Additional Documents when executed will be, duly executed and delivered by the applicable Bookham Party, and constitute valid and binding obligations of such Bookham Party, enforceable in accordance with their respective terms, except that no representation is made with respect to the law of any jurisdiction outside of the United States, and subject as to enforcement of remedies to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.
                    (d) Other than (A) as set forth on Schedule 3(d) hereto, (B) Indebtedness secured by purchase money security interests, (C) the Series A-2 Note, (D) the Series B-1 Note, (E) $25,500,000 aggregate principal amount of 7.0% senior unsecured convertible debentures issued by Bookham, Inc. on December 20, 2004 plus accrued and unpaid interest from March 31, 2005 through the date hereof and (F) capitalized leases, letters of credit, indemnity obligations and performance bonds not exceeding U.S.$2,000,000 in the aggregate, the Bookham Parties do not have any Indebtedness.
                    (e) The execution and delivery of this Agreement and the Additional Documents have been duly authorized by all requisite corporate action on the part of the Bookham Parties party hereto and thereto, as the case may be.
                    (f) Neither the execution or delivery by any Bookham Party of this Agreement or any Additional Document, the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Bookham Parties with any of the provisions hereof or thereof (including, without limitation, any obligation to prepay any amounts under the Notes) will (i) conflict with, violate or result in the breach of, any provision of the certificate of incorporation or by-laws or other organizational documents of any Bookham Party; (ii) conflict with, violate, or result in the breach by any Bookham Party of any applicable law; (iii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any contract, agreement or understanding to which any Bookham Party is a party or by which any Bookham Party or any of its assets is bound; or (iv) result in the creation of any lien upon any of the assets of the Bookham Parties (other than the liens created pursuant to the transactions contemplated hereby), in each case, with respect to the foregoing, except for such conflicts, violations, breaches, terminations, defaults, rights or liens that have not had and would not reasonably by expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.

                    (g) No consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by any Bookham Party in connection with the execution, delivery and performance of this Agreement or any Additional Document and the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent, approval, authorization or permit, or to make such declaration, filing or registration, has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.
                    (h) As of the date hereof, other than Bookham (Canada), Inc., neither Bookham, Inc., nor any of its subsidiaries owns, leases or operates any assets in Canada, except for any Intellectual Property registered in Canada. The aggregate fair market value of the assets of Bookham, Inc. and its subsidiaries in Canada does not exceed $[**] as of the date hereof. “Intellectual Property” means trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin, patents and pending patent applications, utility models, inventors’ certificates and invention disclosures, technology, copyrights, know-how, goodwill and other intellectual property necessary for the conduct of its business as currently conducted.
                    (i) Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. are the only entities organized under the laws of China in which Bookham, Inc. or any of its subsidiaries holds an equity interest; and Bookham International Ltd. owns all the outstanding equity interests of Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. free and clear of all Liens.
                    (j) Each Principal Subsidiary (as defined in the U.S. Security Agreement) of Bookham, Inc. is a party to the U.S. Security Agreement and is a Guarantor (as defined in the Series A-2 Note) of the obligations of Bookham, Inc. under the Series A-2 Note and the obligations of Bookham plc under the Series B-1 Note and is a Pledgor Party under the U.S. Security Agreement.
                    (k) Since March 24, 2005, no Event of Default (as defined in the Notes) has occurred and is continuing (other than any Event of Default that has been waived) and no Event of Default (as defined in the Supply Agreement Addendum) has occurred and is continuing (other than any Event of Default that has been waived).
                    (l) Since January 1, 2005, no material adverse change in the business of Bookham, Inc. or any of its Subsidiaries has occurred.
                    (m) Bookham, Inc. has reviewed the impact of the amendment to the Supply Agreement, the amendments to the Senior Note Documents, and the other matters contemplated herein, from an accounting and legal perspective and it has or will take all necessary steps to ensure compliance in all material respects with United States federal and state securities laws and U.S. generally-accepted accounting principles.

          4. Expiration Events. The occurrence of any of the following shall constitute an “Expiration Event”):
          (a) an Event of Default (as defined in the Series B-1 Note or the Series A-2 Note) shall have occurred and be continuing under either of the Notes (which Event of Default has not been waived);
          (b) an Event of Default (as defined in the Supply Agreement Addendum) shall have occurred and be continuing under the Supply Agreement (which Event of Default is not currently waived);
          (c) the occurrence of a Change of Control; or
          (d) (i) any of Bookham, Inc., Bookham Technology plc or Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. shall have become subject to a Bankruptcy Event or (ii) any other Bookham Party or Bookham Parties shall have become subject to a Bankruptcy Event and the net book value of the assets affected by any such Bankruptcy Event(s) (as calculated immediately before any such Bankruptcy Event irrespective of any liabilities) is equal to or greater than $[**] in the aggregate.
          5. Conditions to Effectiveness. This Agreement shall become effective as of the date first above written when the following conditions precedent have been satisfied (each in form and substance reasonably satisfactory to Nortel Networks and NNUKL):
     (a) the parties to this Agreement shall have received duly executed and delivered counterparts of this Agreement, that, taken together bear the signatures of each of the parties hereto.
     (b) Nortel Networks and NNUKL shall have received copies of the Second Amended and Restated U.S. Security Agreement duly executed by the Bookham Parties, substantially in the form attached as Exhibit B hereto;
     (c) Nortel Networks and NNUKL shall have received copies of the Debenture relating to the real property at Swindon, U.K. and certain additional security duly executed by the Bookham Parties, substantially in the form attached as Exhibit C hereto;
     (d) Nortel Networks and NNUKL shall have received copies of the Amended and Restated Charge over Shares in Bookham International Limited duly executed by Bookham plc, substantially in the form attached as Exhibit D hereto;
     (e) Nortel Networks and NNUKL shall have received copies of the Second Amended and Restated Canadian Security Agreement duly executed by the relevant Bookham Parties, substantially in the form attached as Exhibit E hereto;
     (f) Nortel Networks and NNUKL shall have received copies of the Supply Agreement Addendum duly executed by Bookham Technology plc;

     (g) Nortel Networks and NNUKL shall have received duly executed copies of all other documentation, amendments and authorizations reasonably requested by Nortel Networks or NNUKL to effect a security interest over the additional collateral (as described in the Proposal Letter from NNUKL to Bookham, Inc., dated March 24, 2005).
     (h) The security interest granted by the Bookham Parties to NNUKL and NNL pursuant to the Additional Security Documents shall constitute a legal, valid and perfected security interest and first-priority lien in all collateral (as described in the relevant Additional Security Document) securing the payment and performance by the Bookham Parties of their respective obligations under the Notes, the Supply Agreement and the other Senior Note Documents, as applicable, upon the filing of financing statements in favor of the secured parties named therein in the relevant jurisdictions as further described in the relevant Additional Security Document.
     (i) Nortel Networks and NNUKL shall have received for each Bookham Party (i) copies of the organization documents, certified to be true and complete as of a recent date acceptable to Nortel by the appropriate governmental authority of the state of jurisdiction of is incorporation; (ii) signature and incumbency certificates of the officers of the Bookham Parties executing this Agreement, the Supply Agreement Addendum and each Additional Security Document to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Bookham Party approving and authorizing the execution, delivery and performance of this Agreement, the Supply Agreement Addendum and each Additional Security Document to which it is a party, certified as of the date hereof by its Secretary or Assistant Secretary as being in full force and effect; and (iv) to the extent applicable, a good standing certificate from the applicable governmental authority of each Bookham Party’s jurisdiction of incorporation, dated a recent date prior to the date hereof.
     (j) The representations and warranties made by each of the Bookham Parties in this Agreement and the Additional Documents shall be true and correct in all material respects on and as of the date of the effectiveness of this Agreement as if made on and as of such date.
     (k) Nortel Networks and NNUKL shall have received legal opinions of counsel to the Bookham Parties covering such matters incident to the transactions contemplated by this Agreement and the Additional Documents as NNUKL and NNL may require.
          6. Indemnification. Each of the Bookham Parties hereby agrees, jointly and severally, to indemnify and hold harmless Nortel Networks and each of its affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the Restructuring Agreement, the Notes, the Supply Agreement or the other Senior Note Documents, or the transactions contemplated thereby or hereby, as applicable. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the any of the Bookham Parties, any of their directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. In no event, however, shall any Bookham Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings), it being understood that the foregoing limitation shall not apply to any such damages of a third party that result in any claim against, damage to or loss, liability or expense of an Indemnified Party.
          No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to any of the Bookham Parties or any of their respective affiliates, security holders or creditors for or in connection with this Agreement, the Restructuring Agreement, the Notes, the Supply Agreement or the other Senior Note Documents, or the transactions contemplated thereby or hereby, as applicable, except as set forth in the Supply Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).
          7. Miscellaneous.
                    (a) Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.
                    (b) Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of all of the parties to this Agreement.
                    (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law, which are expressly made applicable to this Agreement).
                    (d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
                         (i) If to any Bookham Party, at Bookham Technology plc, 10 Brewer Hunt Way, Ottawa, ON K2K 2B5, Canada, Attention: General Counsel, with a copy to Thomas S. Ward, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109; and

                         (ii) If to NNUKL or Nortel Networks, at Nortel Networks Corporation, 8200 Dixie Road, Brampton, ON L6T 5P6, Canada, Attention: Secretary, with a copy to Robert Fishman, Nortel Networks Corporation, 2221 Lakeside Boulevard, Mail Stop 991-14-B40, Richardson, TX 75082-4399.
                         (iii) Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7(d).
               (e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
               (f) Agreements Remain in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Senior Note Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. Each Bookham Party (i) hereby acknowledges that an aggregate principal amount equal to $25,860,600 is currently outstanding under the Series B-1 Note and the aggregate principal amount equal to $20,000,000 is currently outstanding under the Series A-2 Note and (ii) hereby irrevocably waives any defenses, offsets or counterclaims existing on or prior to the date hereof to the performance of their respective obligations under the Senior Note Documents and the Supply Agreement (other than obligations with respect to any invoices issued to Nortel which are past due). No waiver by NNUKL or Nortel Networks of any Event of Default hereunder shall be deemed to be a waiver of any other Event of Default.
               (g) Reservation of Rights. Each party hereto expressly reserves all of its respective rights, remedies, powers and privileges under the Supply Agreement and the Senior Note Documents, except to the extent specifically provided to the contrary herein (including, without limitation, in Section 7(f) hereto). No failure on the part of Nortel Networks, NNUKL or NNL to exercise, and no delay or omission by Nortel Networks, NNUKL or NNL in exercising, any right, remedy, power or privilege under the Supply Agreement or the Senior Note Documents, at law, or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise by Nortel Networks, NNUKL or NNL of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege under the Senior Note Documents, the Supply Agreement or otherwise.
               (h) Entire Agreement. This Agreement and the exhibits hereto together with any other agreement referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.

               (i) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
               (j) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
               (k) Properties in China. Promptly upon the request of NNUKL or Nortel, and to the extent permitted by law, Bookham Inc. shall cause the property, plant and equipment (including real property, all inventory set forth on Exhibits A and B to the Addendum and all Accounts Receivable owing by Nortel or its Affiliates (whether originally owing by Nortel or its Affiliates or subsequently assumed by Nortel or its Affiliates) or any Contract Manufacturer (as defined in the Second Amended and Restated US Security Agreement) to Bookham, Inc. or its Affiliates, including any accounts receivable relating to the inventory described above) located in the People’s Republic of China that is owned by subsidiaries of Bookham, Inc. (including Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd.) to be mortgaged or pledged on a first priority-basis (to the extent such priority is contemplated by applicable law) for the benefit of NNUKL and the other Secured Parties (as defined in the Second Amended and Restated US Security Agreement) in the manner contemplated by Section 2(b) of the Restructuring Agreement together with such evidence of corporate authority, legal opinions, evidence of insurance, surveys and other related matters as NNUKL, Nortel and NNL may reasonably require. The Bookham Parties acknowledge that the agreement to deliver additional collateral and additional documents described in this Section 7(k) is a material inducement to Nortel, NNUKL and NNL to enter into this Agreement.
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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

BOOKHAM TECHNOLOGY PLC

By: /s/ Stephen Abely
Name: Stephen Abely
Title: Director

BOOKHAM, INC.

By: /s/ Stephen Abely
Name: Stephen Abely Title: Chief Financial Officer

BOOKHAM (US), INC.

By: /s/ Stephen Abely
Name: Stephen Abely Title: President

NEW FOCUS, INC.

By: /s/ Stephen Abely
Name: Stephen Abely Title: President

ONETTA, INC.

By: /s/ Stephen Abely
Name: Stephen Abely Title: President
[SECOND NOTES AMENDMENT AND WAIVER AGREEMENT ]

IGNIS OPTICS, INC.

By: /s/ Stephen Abely
Name: Stephen Abely Title: President

BOOKHAM (CANADA), INC.

By: /s/ Michael Scott
Name: Michael Scott Title: President

BOOKHAM (SWITZERLAND) AG

By: /s/ Stephen Abely
Name: Stephen Abely
Title: Director
[SECOND NOTES AMENDMENT AND WAIVER AGREEMENT ]

NORTEL NETWORKS UK LIMITED

By: /s/ Christian Waida
Name: Christian Waida
Title: Director

NORTEL NETWORKS CORPORATION

By: /s/ Gordon A. Davies
Name: Gordon A. Davies Title: Corporate Secretary

By: /s/ K. B. Stevenson
Name: K. B. Stevenson
Title: Treasurer

NORTEL NETWORKS LIMITED

By: /s/ Gordon A. Davies
Name: Gordon A. Davies Title: Corporate Secretary

By: /s/ K. B. Stevenson
Name: K. B. Stevenson
Title: Treasurer
[SECOND NOTES AMENDMENT AND WAIVER AGREEMENT ]